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                                                                EXHIBIT 23-(1)





                        Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-16190 and Form S-3, No. 33-47266) of Southern Natural Gas Company and in the related Prospectus and Prospectus Supplement of our report dated January 20, 1994, with respect to the consolidated financial statements and schedules of Southern Natural Gas Company included in this Annual Report (Form 10-K) for the year ended December 31, 1993.


                                                  /s/ Ernst & Young

                                                  ERNST & YOUNG


Birmingham, Alabama
March 25, 1994